    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2004
                                              REGISTRATION NO. 333-

============================================================================
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------
                      ENGINEERED SUPPORT SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

                      MISSOURI                                 43-1313242
           (State or other jurisdiction of                  (I.R.S. Employer
           incorporation or organization)             Identification Number)

                   201 EVANS LANE
                ST. LOUIS, MISSOURI                              63121
     (Address of principal executive offices)                  (Zip Code)

                           ----------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
                           2004 STOCK OPTION PLAN

                           DAVID DOUGLASS MATTERN
                        SECRETARY AND GENERAL COUNSEL
                      ENGINEERED SUPPORT SYSTEMS, INC.
                               201 EVANS LANE
                          ST. LOUIS, MISSOURI 63121
                   (Name and address of agent for service)
 Telephone number, including area code, of agent for service: (314) 553-4000

                           ----------------------
                                  Copy to:
                             THOMAS A. LITZ, ESQ
                             THOMPSON COBURN LLP
                             ONE U.S. BANK PLAZA
                          ST. LOUIS, MISSOURI 63101
                            PHONE: (314) 552-6000
                             FAX: (314) 552-7000

                                          CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                    Proposed Maximum        Proposed Maximum
 Title of Securities to be     Amount to be        Offering Price Per      Aggregate Offering      Amount of Registration
       Registered                Registered             Share(1)                Price(1)                    Fee
---------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par
  value................        350,000 shares            $51.94              $18,179,000.00              $2,303.28
===========================================================================================================================

 (1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon the average of the high and low sale prices of common stock, $0.01 par value, of the Registrant as reported on the Nasdaq National Market on June 15, 2004.

============================================================================

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (this "Registration Statement") to register 350,000 shares of Engineered Support Systems, Inc. (the "Company") common stock, $0.01 par value (the "Common Stock"), for issuance to participants under the Engineered Support Systems, Inc. 2004 Stock Option Plan (the "Plan").

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003;

         (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2004 and April 30, 2004; and

         (iii) The description of the Company's Common Stock as contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The By-Laws of the Company provide for indemnification of any person who is or was a director, officer, employee or agent of the Company or serving at the request of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim to the full extent and in the manner permitted by law. The Company also maintains officers' and directors' liability insurance for the benefit of its officers and directors.

         Section 351.355 of The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses.

         Indemnification shall be made by a corporation only upon a determination that the person to be indemnified has met the applicable standard of conduct required. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding, he shall be indemnified against expenses incurred in such defense.

         Expenses incurred in defense of any action, suit or proceeding may be paid in advance of the final disposition upon receipt by the corporation of a written undertaking by or on behalf of the person to repay such amount if it is ultimately determined that the person is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which such person may be entitled under the articles of incorporation or by-laws, or any agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person.

Item 8.  Exhibits.
         --------

         See Exhibit Index on page 7 hereof.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act
                                    of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 22, 2004.

                                   ENGINEERED SUPPORT SYSTEMS, INC.



                                   By  /s/ Gary C. Gerhardt
                                       ----------------------------------------
                                   Gary C. Gerhardt
                                   Vice Chairman and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary C. Gerhardt and David Douglass Mattern, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                                       TITLE                                      DATE
---------                                                       -----                                      ----
/s/ Gerald E. Daniels
------------------------------------           Vice Chairman, Chief Executive Officer                 June 22, 2004
Gerald E. Daniels                                and Director
Principal Executive Officer


/s/ Gary C. Gerhardt
------------------------------------           Vice Chairman, Chief Financial Officer                 June 22, 2004
Gary C. Gerhardt                                 and Director
Principal Financial Officer


/s/ Steven J. Landmann
------------------------------------           Vice President - Finance                               June 22, 2004
Steven J. Landmann                               and Controller
Principal Accounting Officer


/s/ Michael F. Shanahan, Sr.
------------------------------------           Chairman and Director                                  June 22, 2004
Michael F. Shanahan, Sr.


/s/ Gerald A. Potthoff
------------------------------------           President, Chief Operating                             June 22, 2004
Gerald A. Potthoff                               Officer and Director



                                   - 5 -


SIGNATURE                                                       TITLE                                      DATE
---------                                                       -----                                      ----
/s/ Ronald W. Davis
------------------------------------           President - Business Development and                   June 22, 2004
Ronald W. Davis                                  Director


/s/ William H. T. Bush
------------------------------------           Director                                               June 22, 2004
William H. T. Bush


------------------------------------           Director
Michael P. C. Carns


------------------------------------           Director
George E. Friel


/s/ Thomas J. Guilfoil
------------------------------------           Director                                               June 22, 2004
Thomas J. Guilfoil


/s/ S. Lee Kling
------------------------------------           Director                                               June 22, 2004
S. Lee Kling


/s/ Kenneth E. Lewi
------------------------------------           Director                                               June 22, 2004
Kenneth E. Lewi


/s/ Charles T. Robertson, Jr.
------------------------------------           Director                                               June 22, 2004
Charles T. Robertson, Jr.


/s/ Crosbie E. Saint
------------------------------------           Director                                               June 22, 2004
Crosbie E. Saint


/s/ Michael F. Shanahan Jr.
------------------------------------           Director                                               June 22, 2004
Michael F. Shanahan, Jr.


/s/ Earl W. Wims
------------------------------------           Director                                               June 22, 2004
Earl W. Wims

                                EXHIBIT INDEX
                                -------------

EXHIBIT NO.
-----------

     5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

     23.1     Consent of PricewaterhouseCoopers LLP.

     23.2     Consent of Thompson Coburn LLP (included in Exhibit 5.1).

     24.1     Power of Attorney (set forth on signature page hereto)

     99.1     Engineered Support Systems, Inc. 2004 Stock Option Plan.








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